UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 8, 2007

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, November 8, 2007, Knight Transportation, Inc., an Arizona corporation (the "Company"), announced that Mark Scudder will step down as a member of the Board of Directors effective November 9, 2007.   Mr. Scudder will remain securities and merger and acquisition counsel to the Company and will serve as a strategic legal advisor to the Board.  In announcing the move, Chairman and CEO Kevin Knight stated: "Mark has been a close and important advisor to Knight Transportation for nearly a decade, during which our annual revenue base grew from approximately $150 million in 1999 to approximately $700 million while expanding our geographic footprint and portfolio of service offerings. As our activities and Mark's role have expanded and evolved, we jointly decided that his stepping down from his director role would be appropriate and would increase flexibility in the future.  The Board appreciates Mark's service and looks forward to the continuing relationship."

Mr. Scudder added: "Knight has an outstanding Board of Directors and management team that have delivered industry-leading performance and shareholder returns with great integrity.  It has been an honor to serve on the Board, and I look forward to continuing to serve the Company for many years to come."

After giving effect to Mr. Scudder's resignation, the majority of the members of the Company's Board of Directors will continue to be independent.

Item 7.01	Regulation FD Disclosure.

The Company also announced today that the Board of Directors of the Company voted unanimously to authorize the repurchase of up to 3.0 million shares of the Company's Common Stock.  The repurchase authorization will continue in effect until the share limit is reached or the program is terminated by the Company.  The repurchase authorization is intended to afford the Company the flexibility to acquire shares opportunistically in future periods and does not indicate an intention to repurchase any particular number of shares within a definite timeframe.  Any repurchases would be effected based upon share price and market conditions. The authorization extends to purchases of shares to prevent dilution from equity compensation awards as well as open market and negotiated transactions.

The information contained in this report (including Items 5.02 and 7.01) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: November 9, 2007	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer